EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER 2022
•Reports Q4 2022 total revenues of $331M resulting in FY 2022 total revenues of $1,121M, in line with prior guidance
•Reports Q4 2022 net loss of $88M and FY 2022 net loss of $224M
•Reports Q4 2022 adjusted EBITDA of $34M and FY 2022 adjusted EBITDA of $26M, in line with prior guidance
•Reports Q4 2022 adjusted gross margin of 48% and FY 2022 adjusted gross margin of 41%
•For FY 2023, expects continued stability of revenues and further improvements in operations and normalizing of cost structure leading to guidance of total revenues of $1,150M, adjusted EBITDA of $100M, and adjusted gross margin of 43%, all at the midpoint
GAITHERSBURG, Md., February 27, 2023—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the fourth quarter and year ended December 31, 2022.
"Our 2022 performance reflects the transition the company is undergoing and, together with our 2023 forecast, stands as a baseline from which we will grow post-pandemic,” said Robert G. Kramer, president and CEO of Emergent BioSolutions. “Moving forward, our strategy will continue to put patients and customers first and support governments and their public health preparedness and response capabilities while returning Emergent to sustainable long-term growth and profitability."

FINANCIAL HIGHLIGHTS (1)
Q4 2022 vs. Q4 2021

($ in millions, except per share amounts)	Q4 2022	Q4 2021	% Change
Total Revenues	$330.7	$723.2	(54)%
Net Income (Loss)	$(88.0)	$189.3	*
Net Income (Loss) per Diluted Share	$(1.76)	$3.50	*
Adjusted Net Income (Loss) (2)	$(15.1)	$243.4	*
Adjusted Net Income (Loss) (2) per Diluted Share	$(0.31)	$4.50	*
Adjusted EBITDA (2)	$34.2	$191.5	(82)%
Gross Margin %	32%	67%	NM
Adjusted Gross Margin % (2)	48%	67%	NM
* % change is greater than +/- 100%
NM - Not Meaningful
Full Year 2022 vs. Full Year 2021

($ in millions, except per share amounts)	Full Year 2022	Full Year 2021	% Change
Total Revenues	$1,120.9	$1,792.7	(37)%
Net Income (Loss)	$(223.8)	$230.9	*
Net Income (Loss) per Diluted Share	$(4.47)	$4.27	*
Adjusted Net Income (Loss) (2)	$(111.9)	$325.7	*
Adjusted Net Income (Loss) (2) per Diluted Share	$(2.23)	$6.02	*
Adjusted EBITDA (2)	$26.1	$517.6	(95)%
Gross Margin %	36%	54%	NM
Adjusted Gross Margin % (2)	41%	55%	NM
* % change is greater than +/- 100%
NM - Not Meaningful

SELECT Q4 2022 AND OTHER RECENT BUSINESS UPDATES
•Announced U.S. Food and Drug Administration (FDA) acceptance and priority review of supplemental New Drug Application for NARCAN® (naloxone HCl) Nasal Spray 4 mg as an over-the-counter (OTC) emergency treatment for known or suspected opioid overdose
•Announced unanimous vote by the FDA Nonprescription Drugs and Anesthetic and Analgesic Drug Products Advisory Committees in favor of NARCAN® Nasal Spray for OTC use
•Announced agreement to sell travel health business to Bavarian Nordic for up to $380.0 million
•Awarded a five-year, indefinite-delivery, indefinite-quantity procurement contract to supply RSDL (Reactive Skin Decontamination Lotion Kit) to the U.S. Department of Defense (DoD) valued at up to $379.6 million
•Announced a research award by the DoD Congressionally Directed Medical Research Programs to evaluate efficacy of the Company’s single-dose chikungunya virus virus-like particle vaccine candidate in a post-approval field efficacy study in areas with active chikungunya virus transmission
•Announced organization changes as part of sharpened strategic focus comprising the formation of a newly created Science and Development function and the elimination of 132 positions with an anticipated annualized savings of over $60.0 million when fully implemented

Q4 2022 FINANCIAL PERFORMANCE (1)
Revenues

($ in millions)	Q4 2022	Q4 2021	% Change
Product sales, net (3):
•Anthrax vaccines	$50.9	$137.7	(63)%
•ACAM2000®	$—	$125.8	(100)%
•Nasal naloxone products	$91.1	$120.6	(24)%
•TEMBEXA®	$117.6	$—	NM
•Other (4)	$46.1	$50.2	(8)%
Total product sales, net	$305.7	$434.3	(30)%
Contract development and manufacturing (CDMO):
•Services	$17.7	$51.2	(65)%
•Leases	$0.2	$167.1	(100)%
Total CDMO	$17.9	$218.3	(92)%
Contracts and grants	$7.1	$70.6	(90)%
Total revenues	$330.7	$723.2	(54)%
NM - Not Meaningful
Product Sales, net
Anthrax vaccines
For Q4 2022, revenues from anthrax vaccines decreased $86.8 million as compared with Q4 2021. The decrease was largely driven by a decrease in deliveries of AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) to the U.S. government (USG), specifically the Strategic National Stockpile (SNS).
ACAM2000
For Q4 2022, revenues from ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) decreased $125.8 million to $0.0 as compared with Q4 2021. The decrease was driven by the timing of deliveries to the USG.
Nasal naloxone products
For Q4 2022, revenues from nasal naloxone products decreased $29.5 million as compared with Q4 2021. The decrease was primarily driven by a reduction in commercial retail sales and a decrease in the price per unit following the launch of a generic version of NARCAN Nasal Spray 4mg in December 2021, partially offset by an increase in U.S. public interest and Canadian sales.
TEMBEXA
TEMBEXA® (brincidofovir) sales, following the Company's September 2022 acquisition of worldwide rights to TEMBEXA®, contributed $117.6 million in revenues for Q4 2022.
Other (4)
For Q4 2022, revenues from other product sales decreased $4.1 million as compared with Q4 2021. The decrease was primarily due to lower sales of two of the Company's Government/Medical Countermeasure (MCM) products: i) BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)], driven by timing of deliveries to the SNS and to international customers; and, ii) VIGIV [Vaccinia Immune Globulin Intravenous (Human)], driven by timing of deliveries to the SNS and international customers. These were partially offset by an increase in sales of Vivotif® (Typhoid Vaccine Live Oral Ty21a) and Anthrasil® [Anthrax Immune Globulin Intravenous (human)].
CDMO
CDMO Services
For Q4 2022, revenues from contract development and manufacturing services decreased $33.5 million as compared with Q4 2021. This decrease was largely due to no revenues in the quarter from the AstraZeneca and Janssen contracts both of which contributed combined revenues of $31.8 million in Q4 2021. Specifically, there was a cessation of manufacturing activities under the AstraZeneca contract at the Company's Bayview facility in 2021, and a pause and eventual cessation of manufacturing activities under the Janssen contract initiated in Q1 2022. The decrease also reflects reduced production at the Camden facility in the quarter driven by additional investments in strengthening quality and compliance that restricted the Company’s ability to optimally utilize the existing capacity at the site. These declines in revenues were partially offset by an increase in services revenues earned at the Company's Winnipeg facility.
CDMO Leases
For Q4 2022, revenues from contract development and manufacturing leases decreased $166.9 million as compared with Q4 2021. This decrease was largely due to no revenues in the quarter from the lease components of the contracts with the Center for Innovation in Advanced Development and Manufacturing ("CIADM") and Janssen, which contributed a combined $167.1 million in revenues in Q4 2021.
Contracts and Grants
For Q4 2022, revenues from contracts and grants decreased $63.5 million as compared with Q4 2021. The decrease was a result of $59.7 million being recognized in Q4 2021, primarily deferred revenue, which was lower in Q4 2022 as a result of the termination of the base CIADM contract coupled with decreases in third party development activities.
Operating Expenses

($ in millions)	Q4 2022	Q4 2021	% Change
Cost of product sales	$167.3	$145.0	15%
Cost of CDMO	$52.1	$67.9	(23)%
Research and development	$57.6	$83.0	(31)%
Selling, general and administrative	$94.2	$94.2	—%
Goodwill impairment	$6.7	$41.7	(84)%
Amortization of intangible assets	$17.9	$14.0	28%
Total operating expenses	$395.8	$445.8	(11)%
Cost of Product Sales
For Q4 2022, cost of product sales increased $22.3 million as compared with Q4 2021. The increase was primarily due to an increase in product sales for TEMBEXA and inventory write offs related to AV7909, partially offset by decreases in product sales for ACAM2000 and generic and branded nasal naloxone products.

Cost of CDMO
For Q4 2022, cost of CDMO decreased $15.8 million as compared with Q4 2021. The decrease is primarily due to reduced production activities across the Company's CDMO network in Q4 2022 compared to Q4 2021. These decreases were partially offset by increased costs at the Company's Camden facility due to additional investments in quality enhancement and improvement initiatives.
Research and Development (2)
For Q4 2022, research and development expenses decreased $25.4 million as compared with Q4 2021. The decrease is primarily due to the non-cash write-off of $38.0 million associated with a contract asset balance resulting from the 2021 CIADM contract termination, partially offset by an increase in costs associated with the Company's Phase 3 R&D efforts in chikungunya. Net of contracts and grants revenue, which consists primarily of reimbursements against development investments, adjusted research and development expenses were $50.5 million for Q4 2022.
Selling, General and Administrative
For Q4 2022, selling, general and administrative expenses were consistent with Q4 2021.
Goodwill Impairment
During Q4 2022, as part of its annual goodwill impairment testing, the Company recognized a $6.7 million impairment charge to goodwill in the CDMO Services reporting unit reducing the reporting unit's goodwill balance to zero as of December 31, 2022.
Capital Expenditures

($ in millions)	Q4 2022	Q4 2021	% Change
Gross capital expenditures	$23.6	$46.7	(49)%
Less: capital expenditures reimbursed	$2.5	$60.5	(96)%
Net capital expenditures	$21.1	$(13.8)	*
Gross capital expenditures as a % of total revenues	7%	6%	100 bps
Net capital expenditures as a % of total revenues	6%	(2)%	800 bps
* % change is greater than +/- 100%
For Q4 2022, gross capital expenditures decreased largely due to lower spending associated with the expansion project at the Company's Rockville facility, which was completed in 2021.

Segment Information
During Q1 2022, the Company began assessing its operating performance by focusing on two reportable segments: 1) a products segment (Products) consisting of the MCM and Commercial products and 2) a services segment (Services) consisting of CDMO business services. The Company evaluates the performance of these segments based on revenue and adjusted gross margin. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products			Services
	Three Months Ended December 31,			Three Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues	$305.7	$434.3	(30)%	$17.9	$218.3	(92)%

Cost of sales	$167.3	$145.0	15%	$52.1	$67.9	(23)%
Less: Changes in fair value of contingent consideration	$0.2	$0.3	(33)%	$—	$—	NM
Less: Inventory step-up provision	$51.4	$—	NM	$—	$—	NM
Adjusted cost of sales **	$115.7	$144.7	(20)%	$52.1	$67.9	(23)%

Gross margin ***	$138.4	$289.3	(52)%	$(34.2)	$150.4	*
Gross margin % ***	45%	67%	NM	(191)%	69%	NM

Adjusted gross margin ****	$190.0	$289.6	(34)%	$(34.2)	$150.4	*
Adjusted gross margin % ****	62%	67%	NM	(191)%	69%	NM
* % change is greater than +/- 100%
** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less changes in fair value of contingent consideration and inventory step-up provision, both of which are non-cash items.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues.
NM - Not Meaningful
For Q4 2022, Product gross margin and Product adjusted gross margin decreased $150.9 million and $99.6 million, respectively, as compared with Q4 2021. The decrease in Product gross margin and Product adjusted gross margin was primarily due to decreased sales volumes and inventory write-offs combined with a less favorable mix weighted more heavily to lower margin products.
For Q4 2022, Services gross margin and Services adjusted gross margin each decreased $184.6 million, as compared with Q4 2021. The decreases are primarily due to the decline in revenue at the Company's Bayview facility as a result of the completion of the Company's arrangement with BARDA, the cessation of manufacturing activities related to the AstraZeneca and Janssen contracts, and the decrease in margins at the Company's Camden facility due to additional investments in quality enhancement and improvement initiatives, including an increase in professional services costs.

SELECT FULL YEAR 2022 FINANCIAL INFORMATION
Revenues

($ in millions)	Full Year 2022	Full Year 2021	% Change
Product sales, net (3):
•Nasal naloxone products	$373.7	$434.3	(14)%
•ACAM2000®	$63.4	$206.5	(69)%
•Anthrax vaccines	$274.3	$259.8	6%
•TEMBEXA®	$117.6	$—	NM
•Other (4)	$137.2	$123.3	11%
Total product sales, net	$966.2	$1,023.9	(6)%
CDMO:
•Services	$108.4	$334.9	(68)%
•Leases	$4.9	$299.7	(98)%
Total CDMO	$113.3	$634.6	(82)%
Contracts and grants	$41.4	$134.2	(69)%
Total revenues	$1,120.9	$1,792.7	(37)%
NM - Not Meaningful
Operating Expenses

($ in millions)	Full Year 2022	Full Year 2021	% Change
Cost of product sales	$424.1	$382.0	11%
Cost of CDMO	$269.6	$375.5	(28)%
Research and development	$193.0	$234.0	(18)%
Selling, general and administrative	$340.3	$348.4	(2)%
Goodwill impairment	$6.7	$41.7	(84)%
Amortization of intangible assets	$59.9	$58.5	2%
Total operating expenses	$1,293.6	$1,440.1	(10)%
Net of contracts and grants revenue, which consists primarily of reimbursements against development investments, adjusted research and development expenses were $151.6 million for full year 2022. (2)
Capital Expenditures

($ in millions)	Full Year 2022	Full Year 2021	% Change
Gross capital expenditures	$115.8	$225.0	(49)%
Less: capital expenditures reimbursed	$2.5	$84.8	(97)%
Net capital expenditures	$113.3	$140.2	(19)%
Gross capital expenditures as a % of total revenues	10%	13%	(300) bps
Net capital expenditures as a % of total revenues	10%	8%	200 bps

Segment Information
Full Year 2022 Segment Information

($ in millions)	Products			Services
	Year Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues	$966.2	$1,023.9	(6)%	$113.3	$634.6	(82)%

Cost of sales	$424.1	$382.0	11%	$269.6	$375.5	(28)%
Less: Changes in fair value of contingent consideration	$2.6	$2.9	(10)%	$—	$—	NM
Less: Inventory step-up provision	$51.4	$—	NM	$—	$—	NM
Adjusted cost of sales**	$370.1	$379.1	(2)%	$269.6	$375.5	(28)%

Gross margin ***	$542.1	$641.9	(16)%	$(156.3)	$259.1	*
Gross margin % ***	56%	63%	-700	(138)%	41%	NM

Adjusted gross margin ****	$596.1	$644.8	(8)%	$(156.3)	$259.1	*
Adjusted gross margin % ****	62%	63%	-100	(138)%	41%	NM
* % change is greater than +/- 100%
** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less changes in fair value of contingent consideration and inventory step-up provision, both of which are non-cash items.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues.
NM - Not Meaningful
For 2022, Product gross margin and Product adjusted gross margin decreased $99.8 million and $48.7 million, respectively as compared with 2021. The decrease in Product gross margin and Product adjusted gross margin are primarily due to decreased sales volumes and inventory write-offs combined with a less favorable mix weighted more heavily to lower margin products.
For 2022, Services gross margin and Services adjusted gross margin each decreased $415.4 million as compared with 2021. The decrease was primarily due to the decline in revenue at the Company's Bayview facility as a result of the completion of the Company's arrangement with BARDA, the cessation of manufacturing activities related to the AstraZeneca and Janssen contracts, and the decrease in margins at the Company's Camden facility due to additional investments in quality enhancement and improvement initiatives, including an increase in professional services costs.
2023 FINANCIAL FORECAST
The Company provides the following financial forecast for full year 2023 and Q1 2023, in both instances reflecting management's expectations based on the most current information available.

Full Year 2023
Beginning in 2023, the Company is revising the categories used in discussing product/service level revenues. The new categories will be as follows:
•Anthrax Medical Countermeasures (Anthrax MCM) — comprises potential contributions from AV7909, BioThrax, Anthrasil and raxibacumab
•NARCAN — comprises contributions from NARCAN Nasal Spray
•Smallpox Medical Countermeasures (Smallpox MCM) — comprises potential contributions from ACAM2000, VIGIV and TEMBEXA
•CDMO — comprises service and lease revenues from the contract development and manufacturing business
•Other Products — includes potential contributions from BAT, RSDL, Trobigard, Vaxchora and Vivotif

($ in millions)	Full Year 2022 Actual	Full Year 2023 Forecast
Total Revenues	$1,120.9	$1,100 - $1,200
Net Loss	$(223.8)	$(180) - $(130)
Adjusted Net Loss (2)	$(111.9)	$(80) - $(30)
Adjusted EBITDA (2)	$26.1	$75 - $125
Adjusted Gross Margin % (2)	36%	41% - 44%

Product/Service Level Revenue
•Anthrax MCM	$290.1	$260 - $280
•NARCAN	$373.7	$290 - $310
•Smallpox MCM	$234.4	$235 - $255
•CDMO	$113.3	$115 - $135
•Other Products	$137.2	$165 - $185
The full year 2023 financial forecast reflects the following key considerations.
•Excludes the potential impact of the sale of the travel health business to Bavarian Nordic first announced on 02/15/2023; the Company will update the full year 2023 forecast to reflect the impact of this transaction once it has closed, which is anticipated in Q2 2023.
•Reflects an assumed approval for over-the-counter NARCAN Nasal Spray, subsequent launch by the end of the summer 2023 and continued strong demand in the U.S. public interest (PIP) channel and Canada.
•Reflects continued procurement and delivery of the Company's anthrax, smallpox and other related medical countermeasures (MCM) products to the U.S. and allied governments.
•Reflects the continued re-baselining of the CDMO services business overall as well as the impact of reduced production output from the Camden facility.

Q1 2023
The Q1 2023 total revenue forecast reflects management's expectation for revenues and profitability in 2023 to be weighted towards the second half of the year.

($ in millions)	Q1 2023 Forecast
Total Revenues	$130 - $150

FOOTNOTES
(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Non-GAAP Measures" and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) Other income (expense), net item adjustments to reconcile Net Income (Loss) to Adjusted EBITDA are related to the expense of the release of an indemnified uncertain tax position, which was recorded to other income (expense), net during the year ended December 31, 2022.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, February 27, 2023, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advance registration is required. Visit https://register.vevent.com/register/BIf83fa739007e4d0fa961e56cb781b14f to register and receive an email with the dial-in number, passcode and registrant ID.
By webcast
Visit https://edge.media-server.com/mmc/p/i7sj2imq.
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Shares, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Gross Margin %, Adjusted Revenues, Adjusted Cost of Sales and Adjusted Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income (Loss) and Net Income (Loss) per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share," "Reconciliation of Net Income (Loss) to Adjusted EBITDA,"

"Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin %," and "Reconciliation of Research and Development Expenses to Adjusted Research and Development Expenses" included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or our business strategy, future operations, future financial position, future revenues and earnings, projected costs, prospects, plans and objectives of management and the ongoing impact of the COVID-19 pandemic, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. You are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures, including AV7909 (Anthrax Vaccine Adsorbed (AVA), Adjuvanted), BioThrax® (Anthrax Vaccine Adsorbed) and ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our medical countermeasures products that have expired or will be expiring; failure to obtain, or delays in obtaining, approval by the U.S. Food and Drug Administration of NARCAN® (naloxone HCI) Nasal Spray for over-the-counter use; the impact of the generic marketplace on NARCAN® (naloxone HCI) Nasal Spray and future NARCAN sales; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; our ability to provide CDMO services for the development and/or manufacture of product and/or product candidates of our customers at required levels and on required timelines; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate new CDMO contracts and the negotiation of further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts; our ability to collect reimbursement for raw materials and payment of services fees from our CDMO customers; the results of pending shareholder litigation and government investigations and their potential impact on our business; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028; our ability to refinance our senior secured credit facilities prior to their maturity in October 2023; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to U.S. Food and Drug Administration marketing authorization, and corresponding procurement by government entities outside of the United States; the full impact of the COVID-19 pandemic on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; the ability of the Company and Bavarian Nordic to consummate the transactions contemplated under the agreement pursuant to which we agreed to sell our travel health business, to meet expectations regarding the conditions, timing and completion of the transactions, and to realize the potential benefits of the transactions; the impact of the organizational changes we announced in January 2023 on our business; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; the success of our commercialization, marketing and manufacturing capabilities and strategy; and

the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. When evaluating our forward-looking statements, you should consider this cautionary statement along with the risks identified in our reports filed with the SEC. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$642.6	$576.1
Restricted cash	—	0.2
Accounts receivable, net	158.4	274.7
Inventories, net	351.8	350.8
Prepaid expenses and other current assets	57.9	70.3
Total current assets	1,210.7	1,272.1

Property, plant and equipment, net	817.6	800.1
Intangible assets, net	728.8	604.6
Goodwill	218.2	224.9
Other assets	191.3	57.3
Total assets	$3,166.6	$2,959.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$103.5	$128.9
Accrued expenses	34.9	51.7
Accrued compensation	88.3	88.7
Debt, current portion	957.3	31.6
Other current liabilities	45.9	72.9
Total current liabilities	1,229.9	373.8

Debt, net of current portion	448.5	809.4
Deferred tax liability	71.8	94.9
Other liabilities	33.4	1,340
Total liabilities	$1,783.6	$1,340.0

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 55.7 and 55.1 shares issued; 50.1 and 51.3 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 5.6 and 3.8 common shares, respectively	(227.7)	(152.2)
Additional paid-in capital	873.5	829.4
Accumulated other comprehensive income (loss), net	3.1	(16.1)
Retained earnings	734.0	957.8
Total stockholders’ equity	$1,383.0	$1,619.0
Total liabilities and stockholders’ equity	$3,166.6	$2,959.0

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2022	2021

Revenues:
Product sales, net	$305.7	$434.3
CDMO:
Services	17.7	51.2
Leases	0.2	167.1
Total CDMO	17.9	218.3
Contracts and grants	7.1	70.6
Total revenues	330.7	723.2

Operating expenses:
Cost of product sales	167.3	145.0
Cost of CDMO	52.1	67.9
Research and development	57.6	83.0
Selling, general and administrative	94.2	94.2
Goodwill impairment	6.7	41.7
Amortization of intangible assets	17.9	14.0
Total operating expenses	395.8	445.8

Income (loss) from operations	(65.1)	277.4

Other income (expense):
Interest expense	(12.8)	(9.0)
Other, net	6.7	(0.9)
Total other income (expense), net	(6.1)	(9.9)

Income (loss) before income taxes	(71.2)	267.5
Income tax provision (benefit)	(16.8)	78.2
Net income (loss)	$(88.0)	$189.3

Net income (loss) per common share
Basic	$(1.76)	$3.54
Diluted	$(1.76)	$3.50

Shares used in computing net income (loss) per share
Basic	49.9	53.5
Diluted	49.9	54.1

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Year Ended December 31,
	2022	2021

Revenues:
Product sales, net	$966.2	$1,023.9
CDMO:
Services	108.4	334.9
Leases	4.9	299.7
Total CDMO	113.3	634.6
Contracts and grants	41.4	134.2
Total revenues	1,120.9	1,792.7

Operating expenses:
Cost of product sales	424.1	382.0
Cost of CDMO	269.6	375.5
Research and development	193.0	234.0
Selling, general and administrative	340.3	348.4
Goodwill impairment	6.7	41.7
Amortization of intangible assets	59.9	58.5
Total operating expenses	1,293.6	1,440.1

Income (loss) from operations	(172.7)	352.6

Other income (expense):
Interest expense	(37.3)	(34.5)
Other, net	(11.7)	(3.7)
Total other income (expense), net	(49.0)	(38.2)

Income (loss) before income taxes	(221.7)	314.4
Income tax provision	2.1	83.5
Net income (loss)	$(223.8)	$230.9

Net income (loss) per common share
Basic	$(4.47)	$4.32
Diluted	$(4.47)	$4.27

Shares used in computing net income (loss) per share
Basic	50.1	53.5
Diluted	50.1	54.1

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year Ended December 31,
	2022	2021
Operating Activities
Net income (loss)	$(223.8)	$230.9
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	45.1	42.4
Depreciation and amortization	143.3	123.8
Change in fair value of contingent obligations, net	2.6	2.9
Amortization of deferred financing costs	4.1	4.1
Impairments	6.7	41.7
Deferred income taxes	(19.0)	46.9
Write off of contract asset and liability	—	(17.2)
Other	6.4	2.0
Changes in operating assets and liabilities:
Accounts receivable	114.7	(48.2)
Inventories	(51.9)	(44.0)
Prepaid expenses and other assets	(19.9)	7.7
Accounts payable	(14.0)	(2.5)
Accrued expenses and other liabilities	(66.7)	(9.2)
Accrued compensation	0.1	4.0
Income taxes receivable and payable, net	28.6	(32.4)
Contract liabilities	9.6	(31.8)
Net cash provided by (used in) operating activities	(34.1)	321.1
Investing Activities
Purchases of property, plant and equipment	(115.8)	(225.0)
Royalty settlement payment	(21.8)	—
Asset acquisitions	(243.7)	—
Net cash used in investing activities	(381.3)	(225.0)
Financing Activities
Purchases of treasury stock	(82.1)	(106.0)
Principal payments on convertible senior notes	—	(10.6)
Proceeds from revolving credit facility	598.0	—
Principal payments on term loan facility	(33.8)	(25.3)
Proceeds from stock-based compensation activity	5.0	15.9
Taxes paid for stock-based compensation activity	(5.9)	(13.8)
Contingent consideration payments	—	(1.2)
Net cash provided by (used in) financing activities:	481.2	(141.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.5	(0.3)
Net change in cash, cash equivalents and restricted cash	66.3	(45.2)
Cash, cash equivalents and restricted cash, beginning of period	576.3	621.5
Cash, cash equivalents and restricted cash, end of period	$642.6	$576.3
Supplemental disclosure of cash flow information:
Cash paid for interest	$33.0	$30.4
Cash paid for income taxes	$6.9	$71.6
Supplemental information on non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$9.4	$20.0
Purchase of Treasury Stock unpaid at period end	$—	$6.6
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$642.6	$576.1
Restricted cash	—	0.2
Total	$642.6	$576.3

Reconciliation of Net Income (Loss) and Net Income (Loss) per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share(1)

($ in millions, except per share value)	Three Months Ended December 31,
	2022	2021	Source
Net income (loss)	$(88.0)	$189.3
Adjustments:
Non-cash amortization charges	18.8	15.2	Intangible Asset (IA) Amortization, Other Income
Changes in fair value of contingent consideration	0.2	0.3	Product COGS
Impairments	6.7	41.7	Goodwill impairment/R&D
Inventory Step-up provision	51.4	—	Product COGS
Acquisition-related costs (transaction & integration)	0.7	0.2	SG&A
Tax effect	(4.9)	(3.3)
Total adjustments:	$72.9	$54.1
Adjusted net income (loss)	$(15.1)	$243.4
Net income (loss) per diluted share	$(1.76)	$3.50
Adjustments:
Non-cash amortization charges	0.38	0.28	IA)Amortization, Other Income
Changes in fair value of contingent consideration	—	0.01	Product COGS
Impairments	0.13	0.77	Goodwill impairment/R&D
Inventory Step-up provision	1.03	—	Product COGS
Acquisition-related costs (transaction & integration)	0.01	—	SG&A
Tax effect	(0.10)	(0.06)
Total adjustments:	$1.45	$1.00
Adjusted net income (loss) per diluted share	$(0.31)	$4.50
Diluted shares used in computing adjusted net income (loss) per diluted share	49.9	54.1

($ in millions, except per share value)	Year Ended December 31,
	2022	2021	Source
Net income (loss)	$(223.8)	$230.9
Adjustments:
Non-cash amortization charges	64.0	62.7	IA Amortization, Other Income
Changes in fair value of contingent consideration	2.6	2.9	Product COGS
Impairments	6.7	41.7	Goodwill impairment/R&D
Inventory Step-up provision	51.4	—	Product COGS
Acquisition-related costs (transaction & integration)	1.8	0.9	SG&A
Tax effect	(14.6)	(13.4)
Total adjustments:	$111.9	$94.8
Adjusted Net Income (Loss)	$(111.9)	$325.7
Net income (loss) per diluted share	$(4.47)	$4.27
Adjustments:
Non-cash amortization charges	1.28	1.16	IA Amortization, Other Income
Changes in fair value of contingent consideration	0.05	0.05	Product COGS
Impairments	0.13	0.77	Goodwill impairment/R&D
Inventory Step-up provision	1.03	—	Product COGS
Acquisition-related costs (transaction & integration)	0.04	0.02	SG&A
Tax effect	(0.29)	(0.25)
Total adjustments:	$2.24	$1.75
Adjusted net income (loss) per diluted share	$(2.23)	$6.02
Diluted shares used in computing adjusted net income (loss) per diluted share	50.1	54.1

($ in millions)	2023 Full Year Forecast	Source
Net loss	$(180) - $(130)
Adjustments:
Non-cash amortization charges	75	IA Amortization, Other Income
Changes in fair value of contingent consideration	2	COGS
Acquisition-related costs (transaction & integration)	31	SG&A
Inventory Step-up provision	6	Product COGS
Disposal cost	10
Tax effect	(24)
Total adjustments:	$100
Adjusted net loss	$(80) - $(30)

Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)

($ in millions)	Three Months Ended December 31,
	2022	2021
Net income (loss)	$(88.0)	$189.3
Adjustments:
Depreciation & amortization	35.6	29.3
Income taxes	16.8	(78.2)
Total interest expense, net	10.8	8.9
Impairments	6.7	41.7
Inventory Step-up provision	51.4	—
Changes in fair value of contingent consideration	0.2	0.3
Acquisition-related costs (transaction & integration)	0.7	0.2
Total adjustments	$122.2	$2.2
Adjusted EBITDA	$34.2	$191.5

($ in millions)	Year Ended December 31,
	2022	2021
Net income (loss)	$(223.8)	$230.9
Adjustments:
Depreciation & amortization	143.3	123.8
Income taxes	2.1	83.5
Total interest expense, net	34.0	33.9
Impairments	6.7	41.7
Inventory Step-up provision	51.4	—
Changes in fair value of contingent consideration	2.6	2.9
Acquisition-related costs (transaction & integration)	1.8	0.9
Other income (expense), net item (5)	8.0	—
Total adjustments	$249.9	$286.7
Adjusted EBITDA	$26.1	$517.6

($ in millions)	2023 Full Year Forecast
Net loss	$(180) - $(130)
Adjustments:
Depreciation & amortization	156
Income Taxes	(23)
Total interest expense, net	73
Changes in fair value of contingent consideration	2
Acquisition-related costs (transaction & integration)	31
Inventory Step-up provision	6
Disposal Cost	10
Total adjustments	$255
Adjusted EBITDA	$75 - $125

Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin % (1)

($ in millions)	Three Months Ended December 31,
	2022	2021
Total revenues	$330.7	$723.2
Contract and grants revenues	$(7.1)	$(70.6)
Adjusted revenues	$323.6	$652.6

Cost of product sales	$167.3	$145.0
Cost of contract development and manufacturing	$52.1	$67.9
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$219.4	$212.9
Changes in fair value of contingent consideration	$(0.2)	$(0.3)
Inventory step-up provision	$(51.4)	$—
Adjusted COGS	$167.8	$212.6

Gross margin (adjusted revenues minus COGS)	$104.2	$439.7
Gross margin % (gross margin divided by adjusted revenues)	32%	67%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$155.8	$440.0
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	48%	67%

($ in millions)	Year Ended December 31,
	2022	2021
Total revenues	$1,120.9	$1,792.7
Contract and grants revenues	$(41.4)	$(134.2)
Adjusted revenues	$1,079.5	$1,658.5

Cost of product sales	$424.1	$382.0
Cost of contract development and manufacturing	$269.6	$375.5
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$693.7	$757.5
Changes in fair value of contingent consideration	$(2.6)	$(2.9)
Inventory step-up provision	$(51.4)	$—
Adjusted COGS	$639.7	$754.6

Gross margin (adjusted revenues minus COGS)	$385.8	$901.0
Gross margin % (gross margin divided by adjusted revenues)	36%	54%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$439.8	$903.9
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	41%	55%

Reconciliation of Research and Development Expenses and Adjusted Research and Development Expenses (1)

($ in millions)	Three Months Ended December 31,
	2022	2021
Research and development expenses	$57.6	$83.0
Adjustments:
Contracts and grants revenue	$(7.1)	$(70.6)
Adjusted research and development expenses	$50.5	$12.4
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	323.6	$652.6
Adjusted R&D as % of Adjusted Revenue	16%	2%

($ in millions)	Year Ended December 31,
	2022	2021
Research and development expenses	$193.0	$234.0
Adjustments:
Contracts and grants revenue	$(41.4)	$(134.2)
Adjusted research and development expenses	$151.6	$99.8
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	1,079.5	$1658.5
Adjusted R&D as % of Adjusted Revenue	14%	6%